UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 19, 2015

SKYSTAR BIO-PHARMACEUTICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-34394	33-0901534
(Commission File Number)	(IRS Employer Identification No.)

4/F Building B Chuangye Square, No. 48 Keji Road, Gaoxin District, Xi’an Shaanxi Province, P.R. China	n/a
(Address of Principal Executive Offices)	(Zip Code)

(8629) 8819-3188

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 19, 2015, Skystar Bio-Pharmaceutical Company (the “Company”) received a notification from the Nasdaq Stock Market (“Nasdaq”) informing the Company that because it had not filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1). The Company previously submitted a plan of compliance to Nasdaq, responded to an initial request for additional information from Nasdaq, and is preparing responses to a second request for additional information from Nasdaq. If its plan is approved by the Nasdaq staff, the Company may be eligible for a listing exception of up to 180 calendar days from the date of its initial delinquent filing (its Annual Report on Form 10-K for the year ended December 31, 2014), or until October 12, 2015, to regain compliance. If the Nasdaq staff concludes that the Company will not be able to cure the deficiency, the Company's common stock will be subject to delisting by Nasdaq.

Item 8.01 Other Events

On August 25, 2015, the Company issued a press release relating to the foregoing event, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated August 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2015

SKYSTAR BIO-PHARMACEUTICAL COMPANY

By:	/s/ Bing Mei
Name:	Bing Mei
Title:	Chief Financial Officer